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PROXY                                                                    PROXY

                       GENTLE DENTAL SERVICE CORPORATION

     222 NORTH SEPULVEDA BOULEVARD, SUITE 740, EL SEGUNDO, CA 90245-4340

     The undersigned hereby appoints Michael T. Fiore and L. Theodore
Van Eerden, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the common stock of Gentle Dental Service Corporation which the undersigned is entitled to vote, at the Special Meeting of the Shareholders of Gentle Dental Service Corporation to be held at 222 North Sepulveda Boulevard, Suite 740,
El Segundo, CA, on _________, March __, 1999 at 9:00 a.m. Pacific Time and at any adjournment thereof, on the proposals set forth below and any other matter properly brought before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1 and in accordance with the judgment of the proxies named herein upon any other matter that may properly come before said meeting or any adjournments or postponements thereof.

                    (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

            ADDRESS CHANGE: PLEASE MARK ADDRESS CHANGE ON REVERSE SIDE

                      YOUR VOTE IS IMPORTANT TO THE COMPANY


                       PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THIS SHEET
               AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE.




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/X/  PLEASE MARK YOUR
     VOTES AS INDICATED
     IN THIS EXAMPLE


                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
              YOU VOTE TO APPROVE THE MATTER SET FORTH IN PROPOSAL 1.

                                              APPROVE    DISAPPROVE    ABSTAIN
1.  Approval and adoption of the principal       / /         / /          / /
    terms of the merger of Wisdom Holdings
    Acquisition Corp. I, a Delaware
    corporation, with and into Gentle Dental
    Service Corporation, a Washington
    corporation, pursuant to the Agreement
    and Plan of Reorganization and Merger,
    dated October 15, 1998, as amended on
    February 3, 1999, among InterDent, Inc.
    (formerly known as Wisdom Holdings, Inc.),
    Wisdom Holdings Acquisition Corp. I,
    Wisdom Holdings Acquisition Corp. II,
    Gentle Dental Service Corporation and
    Dental Care Alliance, Inc.


                                                           WILL        WILL NOT
Check the appropriate box as to whether you                 / /           / /
will be attending the Special Meeting of Shareholders to be held on _________, March __, 1999.


All proxies to vote at said meeting or any adjournment thereof given by the undersigned are hereby revoked. Receipt of Notice of Special Meeting of Shareholders of Gentle Dental Service Corporation and the Joint Proxy Statement-Prospectus dated February __, 1999 is acknowledged.


                                                          Date:
-------------------------  ------------------------------       --------------
        Signature            Signature if held jointly

Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. This Proxy is solicited on behalf of the Board of Directors of Gentle Dental Service Corporation.